Exhibit 10.11

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of this 2nd day of September 2014 by and between Bristol Capital, LLC, a Delaware limited liability company with principal offices at 1100 Glendon Avenue, Suite 850, Los Angeles, California 90024 (“Consultant”) and Lilis Energy, Inc., a Nevada corporation with its principal place of business at 1900 Grant Street, Suite #720, Denver, Colorado 80203 (the “Company”).

WHEREAS, Consultant has substantial expertise that may be useful to the Company, which the Company desires to obtain; and

WHEREAS, the Company desires Consultant to provide certain consulting services to the Company and Consultant is agreeable to performing such services for the Company;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Agreement shall commence on the date of this Agreement as set forth above and shall terminate on the third year anniversary of the date of this Agreement, unless terminated or extended in accordance with a valid provision contained herein or by a subsequent agreement between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall assist the Company in general corporate activities including but not limited to strategic planning; management and business operations; introductions to further its business goals; provide advice and services related to the Company’s growth initiatives; any other consulting or advisory services which the Company reasonably requests that Consultant provide to the Company. Consulting Services rendered pursuant to this Agreement shall be rendered to the President or Chief Executive Officer of the Company, or to the Board of Directors of the Company. The sole compensation for such services shall be as set forth in Section 5 hereof.

4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would materially affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly, at Consultant's written request, supply Consultant with full and complete copies of all financial reports, all filings with all federal and state securities agencies; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.

Upon the execution of this Agreement, Company agrees to pay Consultant the following as consideration for the services rendered under this Agreement, which shall be deemed earned as of the date of this Agreement:

(a) The Company shall issue to Consultant or its designees (i) a warrant (the “Warrant”) to purchase 1,000,000 shares of common stock of the Company (the “Warrant Shares”) at a price per share of $2.00 (the “Warrant Exercise Price”), exercisable for a period of five (5) years, subject to the restrictions in Section 5(c) below, and (ii) an option (the “Option”) to purchase 1,000,000 shares of common stock of the Company (the “Option Shares”) at a price per share of $2.00 (the “Option Exercise Price”) exercisable for a period of five (5) years, subject to termination and the restrictions set forth in Section 5(b) through (d) below. The Warrant Exercise Price and Option Exercise Price shall be adjusted upon the Company’s issuance of securities to any third party providing consulting services to the Company (other than Consultant or its affiliates) at a price per share that is lower than the Warrant Exercise Price or Option Exercise Price (the “Lower Price”) to equal such Lower Price.

(b) The Warrant Shares shall be included in the next registration statement to be filed by the Company (the “Registration Statement”), provided such Registration Statement is not filed on Form S-8. In consideration of Consultant’s agreement to engage in various efforts on behalf of the Company, the Company hereby agrees to exercise "best efforts" to effectuate the effectiveness of the Registration Statement as soon practicable following the filing of such Registration Statement. The Option shall automatically terminate on the date that the Registration Statement is declared effective. Notwithstanding the foregoing, if the Company determines in its best judgment that it should not include the Warrant Shares in the next Registration Statement due to the request of underwriters or placement agents in connection with a Company financing, the Company may delay the inclusion of the Warrant Shares, in which case the Option shall remain in full force and effect.

(c) If the Company elects to file a registration statement on Form S-8 prior to filing the Registration Statement referred to in Section 5(c) above (the “S-8 Registration Statement”), the Company shall include the Option Shares in the S-8 Registration Statement and the Warrant shall automatically terminate on the date that such S-8 Registration Statement is declared effective.

(d) In the event that the Company fails to file any registration statement within six (6) months following the execution of this Agreement, Consultant may elect to terminate either the Warrant or the Option and retain either the Warrant or the Option, but in any case may only retain one or the other. In no event will Consultant have the right to exercise, in whole or in part, the Warrant and Option for a number of shares in excess of 1,000,000. The Company shall instruct its counsel to issue a legal opinion to Consultant providing that the Warrant Shares or Option Shares (as applicable) may be sold pursuant to Rule 144 starting on the sixth month anniversary of the date of this Agreement, or otherwise on the earliest date (which may be later than the six month anniversary date) on which the Holder and Company meet the requirements to permit the Warrant Shares or Option Shares to be sold under Rule 144 (the “144 Opinion”). The Company shall be responsible for all costs associated with obtaining and delivering the 144 Opinion.

(e) In the event that Consultant exercises its Warrant or Option following the effectiveness of either the Registration Statement referred to in Section 5(b) above or the S-8 Registration Statement referred to in Section 5(c) above (the “Exercise”), the Company shall within three (3) business days of such Exercise execute a written request to its transfer agent to issue and deliver to Consultant, or its agent, a common stock certificate for the number of freely tradable shares of the Company’s common stock that Consultant is entitled to pursuant to the Exercise, which shall bear no restrictive legend.

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6. BENEFICIAL OWNERSHIP OF SHARES.

Consultant’s beneficial ownership of common stock of the Company shall not exceed 9.9% of the outstanding shares of the Company’s common stock; as such, the Warrant or Option, as applicable, shall not be exercisable for a number of shares in excess of that which would put Consultant’s beneficial ownership in excess of that threshold. For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder. Consultant may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

7. COSTS AND EXPENSES.

Subject to the prior written approval of the Company, which approval shall not be unreasonably withheld, Consultant in providing the foregoing services shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges. Consultant shall provide the Company with a detailed accounting of monthly expenses related to the Agreement. Payment for these expenses shall be made to Consultant within 30 days after submission to the Company.

8. INDEMNIFICATION.

(a) The Company agrees to indemnify, defend, and shall hold harmless Consultant and/or any of its agents, officers, directors, employees, stockholders, representatives, affiliates, and to defend any action brought against said parties with respect to any claim, demand cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of the Company's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of the Company, or any of the Company’s content to be provided by the Company and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses. The Company agrees that it will not prosecute any action or proceeding against Consultant and/or any of its agents, officers, directors, employees, stockholders, representatives, affiliates except where such claim is based solely on the gross negligence or willful misconduct of Consultant (“the Claim”), provided such Claim is made prior to the date that Consultant exercises the Warrant or Option (the “Exercise Date”). No Claim can be made after the Exercise Date.

(b) Consultant agrees to indemnify, defend, and shall hold harmless the Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c) Notice. In claiming indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

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9. INDEPENDENT CONTRACTOR STATUS AND OTHER BUSINESS OPPORTUNITIES.

It is understood and agreed that Consultant will for all purposes hereof be deemed to be an independent contractor and will not, unless otherwise expressly authorized by the Company, have any authority to act for or represent the Company in any way, execute any transaction on behalf of the Company or otherwise be deemed an agent of the Company. No federal, state or local withholding deductions will be withheld from any amounts owed by the Company to Consultant hereunder unless otherwise required by law.

Consultant represents and warrants to the Company that its performance hereunder complies with all applicable laws, rules and regulations.

The doctrine of corporate opportunity shall not apply with respect to Consultant, and Consultant (which for purposes of this Section 9 shall include its affiliates, shareholders, directors, officers, employees and agents) may, without limitation, (i) engage in the same or similar activities or lines of business as the Company or its subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Company and its subsidiaries, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or its subsidiaries; (iii) do business with any current or former client or customer of the Company or its subsidiaries, or (iv) employ or otherwise engage a former officer or employee of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries shall have any right by virtue of this Agreement in or to, or to be offered any opportunity to participate or invest in, any venture engaged in by Consultant or any right by virtue of this Agreement in or to any income or profits derived therefrom.

The Company acknowledges that a conflict of interests between the Company and Consultant may arise during the term of this Agreement. The Company expressly waives any and all claims against Consultant that arise out of or relate to any conflicts of interests between the Company and Consultant.

The Company acknowledges that Consultant may provide services to other consulting clients (the “Other Clients”) and that Consultant may be subject to the terms of certain agreements with the Other Clients that have provisions concerning consulting, competition, confidentiality, and intellectual property.

10. CONFIDENTIALITY.

The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Consultant, unless expressly agreed to by the Consultant or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

11. MISCELLANEOUS.

(a) Termination. Subsequent to and no less than 30 days after the execution of this Agreement, this Agreement may be terminated by the Company upon written notice to the other Party for any reason. The termination shall be effective within five (5) business days from the date of such notice. Termination of this Agreement shall cause Consultant to cease providing services under this Agreement; however, termination for any reason whatsoever shall not decrease or eliminate the compensatory obligations of the Company as outlined in Section 5 of this Agreement.

(b) Modification. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both Parties.

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(c) Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such party set forth above or to such other address or facsimile telephone number as the party shall have furnished in writing to the other party.

(d) Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

(e) Assignment. The Option Shares granted under this Agreement are assignable at the sole discretion of the Consultant.

(f) Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(g) Disagreements. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of California. The Consultant and the Company hereby irrevocably and unconditionally submit themselves and their property to the nonexclusive jurisdiction of federal and state courts of the State of California and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in California, or, to the extent permitted by law, in such federal court. Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices above. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses including but not limited to court costs incurred with the investigation, preparation and prosecution of such action or proceeding.

(h) Each party may sign identical counterparts of this Agreement with the same effect as if both parties signed the same document. A copy of this Agreement signed by one party and delivered by facsimile or electronic transmission to the other party shall have the same effect as the delivery of an original of this Agreement containing the original signature of such party.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

LILIS ENERGY, INC.		BRISTOL CAPITAL, LLC

/s/ Abraham Mirman		/s/ Paul Kessler
Name:	Abraham Mirman	Name:	Paul Kessler
Title:	Chief Executive Officer	Title:	Manager

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